UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2005

Spectre Gaming, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-25764	41-1675041
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1466 Pioneer Way, #10, El Cajon, California	92020
(Address of principal executive offices)	(Zip Code)

(612) 279-2030
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.

On September 10, 2004, the Registrant delivered two six-month secured promissory notes, each in the amount of $750,000: (i) the first in favor of Pandora Select Partners, L.P., a British Virgin Islands limited partnership or its assigns (“Pandora”), and (ii) the second in favor of Whitebox Intermarket Partners, L.P., a British Virgin Islands limited partnership or its assigns (“Whitebox”) (collectively, the “Notes”).

On March 10, 2005, the Registrant entered into amendments to the Notes (the “Amendments”) with Pandora and Whitebox to extend, for a period of three months, the maturity date of each of the Notes, and provide the Registrant with an option to further extend the maturity date for an additional three months thereafter (the “Option”). In addition, the Notes were amended to require the Registrant to maintain assets whose value equals or exceeds the amounts due under the Notes. In consideration for the Amendments, the Registrant agreed to pay each of Pandora and Whitebox an amount equal to $18,750. If the Registrant exercises the Option, the Registrant has agreed to pay each of Pandora and Whitebox the lessor of (i) $18,750 or (ii) 2.5% of the then-outstanding principal amount then due and outstanding under each of the Notes.

Pandora holds 17,486 shares of the Registrant’s common stock, notes convertible into 270,543 shares of the Registrant’s common stock, and warrants to purchase 250,000 shares of the Registrant’s common stock. Whitebox is an affiliate of Pandora.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectre Gaming, Inc.

Date: March 16, 2005	By: /s/ Brian Niebur Brian Niebur Chief Financial Officer